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                                  EXHIBIT 21.1
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                  LIST OF SUBSIDIARIES OF SAFE AUTO GROUP, INC.


                                                        JURISDICTION OF
                                                       INCORPORATION OR
        NAME OF SUBSIDIARY                               ORGANIZATION
        ------------------------------------        ----------------------

        Safe Auto Insurance Company                           Ohio

                 SAGI Realty Ltd.*                            Ohio

        Safe Auto Services Inc.                               Ohio

        Safe Auto Group Agency, Inc.                          Ohio
        ------------------------------------

        *Safe Auto Insurance Company owns 99% of SAGI Realty Ltd., and the remaining 1% is owned by Safe Auto Group Agency, Inc.


        The names of certain subsidiaries are omitted because such subsidiaries, in the aggregate, would not constitute a significant subsidiary.